UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 8, 2005

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition.

On August 8, 2005, American Tower Corporation (the “Company”) announced that it had completed its previously disclosed merger (the “Merger”) with SpectraSite, Inc. (“SpectraSite”), effective August 8, 2005. The Merger was approved by the stockholders of the Company and SpectraSite at separate special stockholders’ meetings held on August 3, 2005. Under the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 3, 2005, by and among the Company, Asteroid Merger Sub, LLC and SpectraSite, each share of common stock of SpectraSite outstanding at the effective time of the Merger was automatically converted into the right to receive 3.575 shares of Class A common stock of the Company. In addition, each SpectraSite warrant was converted into a similar warrant to purchase or receive 3.575 shares of the Company’s Class A common stock in lieu of each share of SpectraSite common stock receivable under such warrant.

In connection with the Merger, the Company issued approximately 169.5 million shares of its Class A common stock to holders of outstanding shares of SpectraSite common stock. In addition, the Company reserved approximately 17.0 million shares of its Class A common stock for issuance pursuant to outstanding SpectraSite options and warrants assumed by the Company in connection with the Merger. The issuance of shares of the Company’s Class A common stock in accordance with the Merger Agreement was registered under the Securities Act of 1933, as amended, pursuant to the Company’s registration statement on Form S-4 (File No. 333-125328) (the “Registration Statement”) initially filed with the Securities and Exchange Commission (the “SEC”) on May 27, 2005, and declared effective on June 16, 2005.

The definitive joint proxy statement/prospectus of the Company and SpectraSite, dated June 14, 2005, that forms a part of the Registration Statement (the “Joint Proxy Statement/Prospectus”) contains additional information about the Merger.

The SpectraSite common stock was registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and listed on the New York Stock Exchange under the symbol “SSI.” SpectraSite will file a Form 15 with the SEC to terminate registration of the SpectraSite common stock under the Exchange Act and delist the SpectraSite common stock from the New York Stock Exchange.

SpectraSite’s warrants were registered under Section 12(g) of the Exchange Act by a registration statement on Form 8-A filed with the SEC on February 11, 2003. Pursuant to Rule 12g-3(a) of the Exchange Act, on the effective date of the Merger the warrants are deemed to be registered under Section 12(g) of the Exchange Act.

On August 8, 2005, the Company issued a press release announcing the completion of the Merger. A copy of the Company’s press release is furnished herewith as Exhibit 99.1.

Item 5.02 Election of Directors.

Pursuant to and in accordance with the Merger Agreement, on August 8, 2005, the Board of Directors (the “Board”) of the Company voted to increase the size of the Board from six to ten members and elected Paul M. Albert, Jr., Stephen H. Clark, Dean J. Douglas and Samme L. Thompson, as directors, effective immediately following the consummation of the merger.

Mr. Albert had been a director of SpectraSite since February 2003. Mr. Albert is a corporate director, a private investor, and a finance and capital markets consultant engaged primarily by global financial institutions as an educator of their bankers and as an expert witness on their behalf in litigation. He has been a director of DigitalGlobe, Inc. since June 1999 and, prior to the sale of the companies, was a director of CAI Wireless Systems, Inc. from December 1998 to August 1999, and Teletrac Inc. from December 1999 to April 2001. In his capacity as a corporate director, he has served on audit, compensation, finance, and governance committees, often as committee chairperson, and is also a director of the New York Chapter of the National Association of Corporate Directors. From 1970 to 1996, he was an investment banker, holding senior officer positions at Morgan Stanley & Co. and Prudential Securities.

Mr. Clark previously served as the President, Chief Executive Officer and Chairman of the Board of Directors of SpectraSite. He had been a director of SpectraSite since its formation in May 1997 and Chairman since September 2002. Mr. Clark has over 25 years of general management experience in high growth companies in the communications, technology and manufacturing sectors.

Mr. Douglas had been a director of SpectraSite since June 2004. Beginning in 2002 to present, Mr. Douglas has served as Vice President, Telecommunications Industry of IBM Global Services. From 2000 to 2002, Mr. Douglas served as the General Manager, Wireless Services of IBM Global Services. Mr. Douglas has over 10 years of management experience in the telecommunications industry.

Mr. Thompson had been a director of SpectraSite since June 2004. Beginning in 2002 to present, Mr. Thompson has served as the President of Telit Associates, Incorporated. Mr. Thompson worked for Motorola, Inc. as Senior Vice President and Director, Strategy and Corporate Development from 1999 to 2002. Mr. Thompson has over 34 years of management experience and currently serves on the Board of Directors of USA Mobility, Inc. and Arch Wireless, Inc.

In accordance with the Company’s By-Laws, Messrs. Albert, Clark, Douglas and Thompson will serve as directors until the next annual meeting of stockholders or until their successors are duly elected and qualified. None of them have yet been appointed to any committees of the Board. The Company will file an amendment to this Form 8-K to disclose this information after any such appointments are made.

Item 5.03 Amendments to Articles of Incorporation.

In connection with the Merger, on August 8, 2005, the Company’s Restated Certificate of Incorporation was amended and restated to increase the authorized number of shares of the Company’s Class A common stock, eliminate the Company’s Class B common stock and Class C common stock, lower the threshold to amend certain provisions of the Company’s Restated Certificate of Incorporation to a majority, eliminate restrictions applicable to certain holders of the Company’s Class B common stock and make other conforming changes in connection with the foregoing. The description of the amendments to the Company’s Restated Certificate of Incorporation contained in the Joint Proxy Statement/Prospectus under the caption “American Tower Stockholders Only – American Tower Proposal Number Two: To Amend and Restate the American Tower Corporation Restated Certificate of Incorporation” is incorporated herein by reference.

The Company’s Amended and Restated Certificate of Incorporation is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

Item 8.01 Other Events.

On August 8, 2005, the cash tender offer and consent solicitation for the SpectraSite 8 1/4% senior notes due 2010 expired at 5:00 p.m., New York City time. As of the expiration date, 100% of the outstanding $200.0 million aggregate principal amount of notes were tendered. SpectraSite has accepted for payment and paid for all notes validly tendered on or prior to the expiration date, including all notes tendered on or prior to the consent date of July 22, 2005. In connection with the offer, SpectraSite received consents from all the holders of the notes to approve proposed amendments to the indenture governing the notes to eliminate substantially all of the restrictive covenants and certain related event of default provisions. Following the tender offer, none of the notes remained outstanding.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required pursuant to Rule 3-05 of Regulation S-X were previously reported in the Company’s Registration Statement on Form S-4 (File No. 333-125328), which became effective on June 16, 2005 (the “Registration Statement”), and pursuant to General Instruction B.3 of Form 8-K are not additionally reported herein.

(b) Pro Forma Financial Information.

The pro forma financial information required pursuant to Article 11 of Regulation S-X was previously reported in the Registration Statement, and pursuant to General Instruction B.3 of Form 8-K, is not additionally reported herein.

(c) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 3, 2005, by and among American Tower Corporation, Asteroid Merger Sub, LLC and SpectraSite, Inc. (incorporated by reference from Annex A of the Joint Proxy Statement/Prospectus included in Registration Statement on Form S-4 (File No. 333-125328) filed May 27, 2005).

3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference from Annex E of the Joint Proxy Statement/Prospectus included in Registration Statement on Form S-4 (File No. 333-125328) filed May 27, 2005).

99.1	Press release, dated August 8, 2005 (Furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date: August 8, 2005	By:	/s/ BRADLEY E. SINGER
Bradley E. Singer
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 3, 2005, by and among American Tower Corporation, Asteroid Merger Sub, LLC and SpectraSite, Inc. (incorporated by reference from Annex A of the Joint Proxy Statement/Prospectus included in Registration Statement on Form S-4 (File No. 333-125328) filed May 27, 2005).

3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference from Annex E of the Joint Proxy Statement/Prospectus included in Registration Statement on Form S-4 (File No. 333-125328) filed May 27, 2005).

99.1	Press release, dated August 8, 2005 (Furnished herewith).